UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2013

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	16-1486454 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2013, Sotherly Hotels Inc., a Maryland corporation (the “Company”) and the sole general partner of Sotherly Hotels LP, a Delaware limited partnership, entered into a Warrant Redemption Agreement (the “Redemption Agreement”), with Essex Illiquid, LLC, a Delaware limited liability company (“Essex Illiquid”), and Richmond Hill Capital Partners, LP, a Delaware limited partnership (“Richmond Hill”, and together with Essex Illiquid, the “Holders”). Pursuant to the Redemption Agreement, on December 23, 2013, the Company redeemed 100% of the Warrant (as hereinafter defined) corresponding to an aggregate of 1,000,000 Issuable Warrant Shares (as defined in the Warrant) (the “Redeemed Warrant Shares”) for an aggregate cash redemption price of $3,975,000.00 (the “Warrant Redemption”). The Redeemed Warrant Shares are no longer Issuable Warrant Shares under the Warrant.

The following agreements and instruments, and all rights and obligations of the Company and the Holders thereunder, are terminated and extinguished pursuant to the Redemption Agreement:

•	The Warrant: The Warrant was issued to the Holders on April 18, 2011 and amended by an Amendment to Warrant dated as of December 21, 2011, an Amendment No. 2 to Warrant dated as of July 10, 2012, and an Amendment No. 3 to Warrant dated October 23, 2013 (the “Warrant”). The Warrant originally entitled the Holders to purchase up to 1,900,000 shares of the Company’s common stock at an exercise price of $2.25 per share, subject to adjustment in certain cases.

•	The Registration Rights Agreement: The Registration Rights Agreement was entered into on April 18, 2011 by and between the Company and the Holders (the “Registration Rights Agreement”). The Registration Rights Agreement granted the Holders the ability to demand that the Company register certain Registrable Securities (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission.

•	The First Warrant Redemption Agreement: The First Warrant Redemption Agreement was entered into on October 23, 2013 by and between the Company and the Holders (the “First Warrant Redemption Agreement”). Pursuant to the First Warrant Redemption Agreement, on October 23, 2013 the Company redeemed 900,000 Issuable Warrant Shares for an aggregate cash redemption price of $3,200,000.00 as previously disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2013.

In connection with the Warrant Redemption, the Company and the Holders exchanged certain reciprocal releases of liability.

The Holders are no longer “Excepted Holders” within the meaning of the Articles of Amendment and Restatement of the Company, as amended.

In connection with the Warrant Redemption, Ryan P. Taylor resigned from the board of directors of the Company effective as of December 24, 2013. Mr. Taylor is an officer or employee of the Holders or one or more of affiliates of the Holders. Mr. Taylor became a director of the Company in 2011 when he was designated as such by the holders of the Company’s preferred stock pursuant to rights set forth in the Company’s Articles Supplementary.

The Redemption Agreement is attached as Exhibit 10.46 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 27, 2013, the Company issued a press release announcing the entry into the Redemption Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

10.46	Warrant Redemption Agreement, dated December 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release, dated December 27, 2013 announcing the entry into the Redemption Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom President and Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom President and Chief Operating Officer

Exhibit List

10.46	Warrant Redemption Agreement, dated December 23, 2013, by and among Sotherly Hotels Inc., Essex Illiquid, LLC, and Richmond Hill Capital Partners, LP.

99.1	Press Release, dated December 27, 2013, announcing the entry into the Warrant Redemption Agreement.

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